Exhibit 99.1

DRI Corporation Announces Transit Security Order Valued at Approximately $1 Million

Video Security Systems Slated for Minneapolis/St. Paul Metro Transit Fleet

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. subsidiary, based in Durham, N.C., has received an order for video security systems valued at approximately $1 million from a major bus vehicle manufacturer.

“This order is an example of the growing opportunity for DRI in the security market. The video security systems purchased on behalf of the Minneapolis/St. Paul Metro Transit fleet will help officials there to ensure passenger and driver safety on board bus transit vehicles. Product delivery is expected to commence in first quarter 2008 and to conclude in fourth quarter 2008,” David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said.

The video security systems are provided through an agreement between the Company’s Digital Recorders, Inc. subsidiary and Verint Systems Inc. (VRNT.PK), based in Melville, N.Y. Established and announced in May 2005, the agreement combines DRI’s on-vehicle information capture, processing, and storage technologies with Verint Systems Inc.’s off-vehicle surveillance technologies to produce co-branded products offering a unique approach to security risk mitigation for operators of surface transportation systems. The resulting security-related products include on-vehicle video surveillance interfaces with DRI’s global positioning, satellite-based automatic vehicle location and monitoring products.

ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

Established in 1983, the Company’s Digital Recorders, Inc. subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.talkingbus.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, the potential financial impact of the Company’s agreement with Verint Systems Inc., together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, risks that the Company’s agreement with Verint Systems Inc. will not yield the intended financial results, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
Veronica B. Marks
Manager, Corporate Communications
DRI Corporation
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com